                                                                       EXHIBIT 1

                            STOCK PURCHASE AGREEMENT



                                 by and between



                                 SCOTT D. MILLER


                                       and


                                 JOHN F. MCHALE


                                a Shareholder of


                                   PANJA INC.



                                   dated as of

                                January 30, 2001




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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of January 30, 2001, is by and between Scott D. Miller (the "Buyer") and John F. McHale (the "Shareholder"), a shareholder of Panja Inc., a Texas corporation (the "Company").

                                   RECITALS:

         A. The Shareholder is the owner of 900,000 shares of the common stock, $0.01 par value, of the Company (the "Shares").

         B. The Buyer desires to purchase from the Shareholder and the Shareholder desires to sell to the Buyer the Shares pursuant to the terms and conditions hereof.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Purchase and Sale of Shares. Subject to the terms and conditions hereof, the Shareholder shall sell, and the Buyer shall purchase, the Shares.

         2. Purchase Price. The purchase price shall be $6.00 in cash per Share, or an aggregate of $5,400,000, subject to adjustment as provided in Section 4 (such aggregate price being referred to herein as the "Purchase Price"). At the Closing (as defined below), the Buyer shall pay the Purchase Price by means of wire transfer or official bank check payable to the order of the Shareholder.

         3. Other Actions at the Closing. At the Closing the Shareholder shall deliver to the Buyer certificates representing the Shares duly endorsed to the Buyer or accompanied by stock powers duly executed by the Shareholder, in form and substance reasonably satisfactory to the Buyer, or shall arrange for the book-entry delivery of the Shares by causing The Depository Trust Company ("DTC") to transfer the Shares into the account of a financial institution identified by the Buyer that is a participant in the DTC in accordance with DTC's procedures for such transfer.

         4. Adjustment Upon Changes in Capitalization. In the event of any change in the number or kind of Shares by reason of stock dividends, stock splits, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like prior to the Closing, the number and kind of shares or securities subject to this Agreement and the per share Purchase Price (but not the aggregate Purchase Price) shall be appropriately adjusted.

         5. Closing. Subject to the terms and conditions hereof, the consummation of the transactions contemplated in this Agreement (the "Closing") shall occur at the offices of Vinson


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& Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, at
9:00 a.m., on a date selected by the Buyer (with at least one business day prior notice of such date given to the Shareholder by the Buyer) prior to the Termination Date (as defined below).

         6. Representations and Warranties.

               (a) The Shareholder hereby represents and warrants to the Buyer that:

                           (i) The Shareholder has the capacity to enter into
                  this Agreement and to sell, assign, transfer and deliver to the Buyer, pursuant to the terms and conditions of this Agreement, the Shares;

                           (ii) Except for this Agreement, there are no
                  outstanding options, warrants or rights to purchase or acquire, or agreements (whether voting or otherwise) relating to, the Shares;

                           (iii) The Shareholder owns of record and beneficially
                  all of the Shares, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever. Upon purchase of the Shares pursuant to this Agreement, the Buyer shall receive good and marketable title to the Shares, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever other than any such lien, claim, encumbrance or security interest resulting from the actions of the Buyer;

                           (iv) The execution and delivery of this Agreement by
                  the Shareholder does not, and the performance by the Shareholder of the transactions contemplated hereby will not,
                  (A) violate, conflict with or result in the violation or breach of, or constitute a default under, the terms, conditions or provisions of any agreement to which the Shareholder is a party, (B) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or federal, state or local administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") applicable to the Shareholder or (C) require the consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity or third party;

                           (v) This Agreement is a legal, valid and binding
                  agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought;

                           (vi) The Shareholder acquired, and fully paid for,
                  the Shares on the dates and in the manner set forth on Exhibit A hereto; and


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                           (vii) The Shareholder is not an affiliate (within the
                  meaning of Rule 144 under the Act (as defined below)) of the Company and has not been such an affiliate since January 2, 2001.

               (b) The Buyer hereby represents and warrants to the Shareholder that:

                           (i) The Buyer has the capacity to enter into this
                  Agreement and to buy the Shares from the Shareholder pursuant to the terms and conditions of this Agreement;

                           (ii) This Agreement is a legal, valid and binding
                  agreement of the Buyer enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought;

                           (iii) The Buyer understands that the sale of the
                  Shares hereunder has not been registered under the Securities Act of 1933, as amended (the "Act"), based on the exemption from registration provided by Section 4(1) of the Act, and that the Shareholder's reliance on such exemption depends in part on the Buyer's representations and warranties in this Agreement;

                           (iv) The Buyer is purchasing the Shares without a
                  view to the distribution thereof except in compliance with the Act and applicable state securities laws; provided, that the Buyer may at any time sell or otherwise dispose of all or any part of the Shares pursuant to a registration under the Act and under applicable state securities laws or pursuant to an exemption from such registration available thereunder. The Buyer will not sell or otherwise transfer any interest in the Shares except in compliance with the registration requirements, or an exemption therefrom, of the Act and applicable state securities laws;

                           (v) The Buyer is an "accredited investor," as such
                  term is defined in Rule 501(a) under the Act, who by reason of his business and financial experience has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares;

                           (vi) The execution and delivery of this Agreement by
                  the Buyer does not, and the performance by the Buyer of the transactions contemplated hereby will not, (A) violate, conflict with or result in the violation or breach of, or constitute a default under, the terms, conditions or provisions of any agreement to which the Buyer is a party, (B) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Buyer or (C) require the consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity or third party;


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                           (vii) The Buyer understands that the portion of the
                  Shares that were acquired by the Shareholder from the Company pursuant to that certain Subscription Agreement, dated as of January 15, 1999, between the Shareholder and the Company (the "Subscription Agreement") constitute "restricted securities" within the meaning of Rule 144 under the Act (the "Subscription Shares") and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Act and applicable state securities laws or unless an exemption from registration is available;

                           (viii) The Buyer understands that no Governmental
                  Entity has passed upon or made any recommendation or endorsement with respect to the Shares;

                           (ix) The Buyer has cash on hand, or sufficient liquid
                  assets that can be exchanged for cash prior to the Termination Date, in an amount sufficient for the Buyer to pay the Purchase Price for the Shares; and

                           (x) The Buyer understands that any certificates
                  evidencing the Subscription Shares may bear substantially the following legend:

         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION."

         7. Buyer's Conditions to Closing. The obligation of the Buyer to purchase the Shares under this Agreement is subject to the following conditions:
(a) no preliminary or permanent injunction or other decree or ruling issued by a court of competent jurisdiction in the United States is in effect that would prevent the sale or purchase of the Shares, (b) the representations and warranties of the Shareholder contained in Section 6(a) hereof shall be true and correct as of the date hereof and true and correct at the time of the Closing as if made on and as of such time, and (c) the Shareholder shall have performed its covenants contained in the Agreement in all material respects.

         8. Shareholder's Conditions to Closing. The obligation of the Shareholder to sell the Shares under this Agreement is subject to the condition set forth in Section 7(a) of this Agreement (as if such condition ran in favor of the Shareholder) and is further subject to the conditions that (a) the representations and warranties of the Buyer contained in Section 6(b) hereof shall be true and correct as of the date hereof and true and correct at the time of the Closing as if made on and as of such time, and (b) the Buyer shall have performed its covenants contained in this Agreement in all material respects.



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         9. Termination.

               (a) This Agreement may be terminated prior to the Closing:

                           (i) by either the Buyer or the Shareholder in the
                  event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7(b) or (c) or Section 8(a) or
                  (b), as applicable, and (B) cannot be or has not been cured on or before the Termination Date after the giving of prompt written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

                           (ii) if the Closing has not occurred on or before
                  5:00 p.m., Dallas, Texas time, on February 8, 2001 (the "Termination Date"); provided that the right to terminate this Agreement under this clause (ii) shall not be available to a party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                  (b) Termination of this Agreement pursuant to Section 9(a) shall terminate all rights and obligations of the parties hereunder and neither party shall have any liability to the other party hereunder; provided that this Section 9 and Sections 10, 11, 13, 14, 15, 16, 17, 19 and 21 shall remain in effect; and provided further that termination of this Agreement shall not relieve any party from liability for any breach of this Agreement by such party prior to such termination.

         10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or on the second business day after such notice or communication has been sent by registered or certified mail, postage prepaid, with return receipt requested, as follows:

                  If to the Buyer, to:

                           Mr. Scott D. Miller
                           11515 Hillcrest
                           Dallas, Texas 75230
                           Telecopy:  (214) 369-0013



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                  with a copy to:

                           Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas 75201
                           Attention:  Michael D. Wortley, Esquire
                           Telecopy:  (214) 999-7732

                  If to the Shareholder:

                           John F. McHale
                           7510B Capital of Texas Hwy.
                           Austin, Texas 78731
                           Telecopy:  (512) 681-8499

                  with a copy to:

                           Hughes & Luce, L.L.P.
                           111 Congress Avenue
                           Suite 900
                           Austin, Texas 78701
                           Attention:  J. William Wilson
                           Telecopy:  (512) 482-6859

         11. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time by the written consent of the parties hereto.

         12. No Prior Agreements. This Agreement (a) contains the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and (b) is not intended to confer upon any other person any rights or remedies hereunder.

         13. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their successors (including administrators and executors of individuals) and assigns.

         14. Remedies. The Shareholder acknowledges and agrees that the Buyer would be irreparably damaged in the event that any of the provisions of this Agreement to be performed by the Shareholder were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Buyer shall be entitled to an injunction or injunctions to redress any breaches of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the Buyer may be entitled at law or


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in equity. In the event litigation shall be necessary to enforce, interpret or rescind the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to other relief, the prevailing party's reasonable attorneys' fees for services before trial, at trial and on any appeal therefrom.

         15. Expenses. Except as set forth in Section 14, each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of the Agreement. No party has incurred any broker's or finder's fee in connection with this Agreement that the other party will be obligated to pay.

         16. Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, each of which shall be considered to be an original, but all of which together shall constitute the same instrument.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws doctrine.

         18. Severability. If any term, provision or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         19. Effect of Headings. The section headings herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         20. Survival. All representations, warranties, covenants and other agreements and assignments of the parties hereto shall survive the Closing.

         21. Public Statement. Each party agrees that it will make no press release or other public statement or announcement of the terms of this Agreement or other matters, past, present, or future, relating to the Buyer's or the Shareholder's dealings with the Company; provided, however, that nothing contained herein shall prohibit any party from disclosing the terms of this Agreement or such other matters if required by law, rule or regulation.

         22. Attorney-In-Fact and Proxy.

                  (a) From and after the Closing, the Shareholder hereby irrevocably constitutes and appoints the Buyer as the true and lawful agent and attorney-in-fact of the Shareholder with respect to the Shares (and any Distributions, as hereinafter defined), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) present such Shares and related certificates (and any Distributions) for transfer on the books of the Company or the Company's stock transfer agent and (ii) receive all benefits and otherwise exercise all rights of record and beneficial ownership of the Shares (and any Distributions). From and after the Closing, the Shareholder, upon request, shall (i) execute and deliver any additional documents


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         deemed by the Buyer to be necessary or desirable to transfer the Shares
         (and any Distributions) into the name of the Buyer and (ii) deliver or cause to be delivered to the Company or the Company's stock transfer agent any documents, including, without limitation, opinions of counsel, required to be delivered pursuant to the Subscription
         Agreement in order to transfer the Shares to the Buyer, including causing certificates evidencing the Shares to be issued in the name of the Buyer. In addition, from and after the Closing, the Shareholder shall promptly remit and transfer to the Buyer any and all Distributions, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer, the Buyer shall be entitled to all rights and privileges as owner of any such Distributions. For purposes of this Agreement, "Distributions" shall mean any and all distributions, rights and securities issued or issuable in respect of the Shares with a payment date on or after the date of the Closing.
         From and after the Closing, the Shareholder shall provide the Company with any information required by the Company under the Subscription Agreement, including, without limitation, information in connection with the Buyer's request to eliminate or remove legends from certificates evidencing the Shares.

                  (b) From and after the Closing, the Shareholder hereby irrevocably appoints the Buyer as the attorney-in-fact and proxy of the Shareholder, with full power of substitution, to the full extent of the Shareholder's rights with respect to the Shares (and any Distributions), including without limitation the right to vote the Shares (and any Distributions) in such manner as the Buyer or his substitute shall, in his sole and absolute discretion, deem proper. All such powers of attorney and proxies shall be considered coupled with an interest in the Shares and therefore shall be irrevocable. All prior powers of attorney and proxies given by the Shareholder with respect to the Shares (and any Distributions) are hereby revoked effective as of the Closing, and no subsequent powers of attorney and proxies may be given by the Shareholder with respect to the Shares or any Distributions (and, if given, shall be deemed ineffective). From and after the Closing, the Buyer or his substitute will, with respect to the Shares (and any Distributions), be empowered to exercise all voting and other rights of the Shareholder with respect to the Shares (and any Distributions) as they in their sole and absolute discretion may deem proper, including, without limitation, in respect of any annual or special meeting of the shareholders of the Company, or any adjournment or postponement thereof, in connection with any action by written consent in lieu of a meeting or otherwise. In addition, from and after the Closing, the Shareholder agrees to execute any proxy, ballot or written consent in lieu of a meeting with respect to the Shares upon the request of and as directed by the Buyer.


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         IN WITNESS WHEREOF, the parties have executed this Agreement to take effect as of the date set forth above.


                                        SHAREHOLDER:


                                        /s/ JOHN F. MCHALE
                                        ---------------------------------------
                                        John F. McHale



                                        BUYER:


                                        /s/ SCOTT D. MILLER
                                        ---------------------------------------
                                        Scott D. Miller


The terms and provisions of this
Agreement are agreed to by the
undersigned spouse of John F. McHale
as of January 30, 2001.



/s/ C.L. MATTSSON
-------------------------------------
     Spouse of John F. McHale






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                                    EXHIBIT A

    Number of Shares       Date Acquired          Manner Acquired
    ----------------       -------------          ---------------
          623,520             03/09/99            From the Company
           60,000             07/23/99            On open market
           15,000             07/26/99            On open market
           33,800             07/28/99            On open market
           12,500             07/29/99            On open market
            5,000             07/30/99            On open market
           16,500             08/02/99            On open market
           30,000             08/03/99            On open market
            3,680             08/04/99            On open market
           75,000             08/06/99            On open market
           25,000             08/09/99            On open market
         --------
          900,000
         ========





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